Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Alkermes, Inc. on Form S-1 filed pursuant to Rule 462(b) of our report dated May 15, 2002, appearing in the Prospectus, which is part of Registration Statement on Form S-1 (No. 333-101464), and to the references to us under the headings "Selected Historical Consolidated Financial Data" and "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
December 24, 2002